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Exhibit (a)(1)

                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                            LEVCO PUT FUND I, L.P.

          This Certificate of Limited Partnership of Levco Put Fund I, L.P. (the "Partnership") is being duly executed and filed by the undersigned to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et seq.).

          1. The name of the limited partnership formed hereby is Levco Put Fund I, L.P.

          2. The address of the Partnership's registered office in the state of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805. The name of the Partnership's registered agent for service of process on the Partnership in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

          3. The name and business address of the General Partner of the Partnership is as follows:

              Levco GP, Inc.
              One Rockefeller Plaza
              25th Floor
              New York, New York 10020

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Levco Put Fund I, L.P., this 3rd day of March 1997.

                                       LEVCO PUT FUND I, L.P.

                                       By:  Levco GP, Inc.
                                            General Partner

                                            By:  /s/ Norris Nissim
                                                 -----------------------------
                                                 Name:  Norris Nissim
                                                 Title: Authorized Person